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                                                               EXHIBIT 23





                          CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Arden Group, Inc. on Form S-8 (File No. 333-69787) of our report dated March 12, 1999, on our audits of the consolidated financial statements of Arden Group, Inc. as of January 2, 1999 and January 3, 1998, and for each of the three fiscal years in period ended January 2, 1999, which report is included in this Annual Report on Form 10-K.



                                             PRICEWATERHOUSECOOPERS LLP


Los Angeles, California
March 25, 1999